UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

BAYWOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 951-3956

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, our Board of Directors appointed Eric Skae as Chairman of the Board of Directors and Chief Executive Officer.  Our former Chairman and Chief Executive Officer, Neil Reithinger, will remain with our Company and continue to serve as our Chief Financial Officer and also assume the role of Chief Operating Officer, where he will work with Mr. Skae on all Company initiatives.  Mr. Reithinger will also continue to serve on our Board of Directors.

Prior to joining our Company, Mr. Skae, 45, founded Skae Beverage International, LLC as Midnight Sun Brands, LLC in October 2002. Mr. Skae has spent the past seventeen years in the beverage industry working in senior-level sales, marketing and distribution roles.  From 1999 to 2002, Mr. Skae worked as President and General Manager of Fresh Solutions, Inc., a Division of Saratoga Beverage Group. While there he was responsible for a $25 million distribution business as well as advising the Chief Executive Officer on the company’s sale to North Castle Partners. He was also responsible for rolling out the Naked Juice brand. From 1997 to 1999, Mr. Skae was Director of Sales at Fresh Samantha Inc. where he managed 7 distribution centers, was responsible for 70% of the company’s sales and assisted the company’s growth from $5 million in total sales to $45 million in 2 ½ years. Prior to that, from 1996 to 1997, he was Vice-President of National Accounts at Hansen Beverage Company where he secured and managed National Accounts such as Seven Eleven, Walgreens, Circle K, Publix, Giant Foods, Mobil, Chevron, Texaco and Quik Trip. He also managed all Canadian business. From 1993 to 1996, Mr. Skae was a Regional Manager at Arizona Beverages where he managed the Mid-Atlantic region which had sales growth from $2 million to $10 million in 2 years.  Mr. Skae graduated from Northwood University with a Bachelors degree in Business Administration.

On October 23, 2008, Mr. Skae provided financing to us in the amount of $200,000 in exchange for (i) a 12% Subordinated Note and (ii) warrants to purchase 295,000 shares of our common stock at a price per share of $0.85, which will expire July 14, 2013.

This report may contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYWOOD INTERNATIONAL, INC.
(Registrant)

Date: March 10, 2009		/s/ Eric Skae
	Print Name: Title:	Eric Skae Chief Executive Officer